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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 29, 2000

                              MESA AIR GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

          Nevada                     0-15495                  85-0302351
      (State or Other        (Commission File Number)        (IRS Employer
      Jurisdiction of                                      Identification No.)
       Incorporation

      410 North 44th Street, Suite 700, Phoenix, Arizona          85008
      (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:           (602)  685-4000

                                 Not Applicable
         (Former name or former address, if changed since last report.)
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Item 2.     Acquisition or Disposition of Assets.

      On September 29, 2000, Mesa Air Group, Inc. (Mesa) entered into a definitive agreement with Raytheon Aircraft Company and Raytheon Aircraft Credit Corporation (collectively, Raytheon) for the sale of sixteen Beechcraft 1900D aircraft to Raytheon.

         The aggregate consideration paid by Raytheon in connection with the sale was $43.8 million. The agreement provides for Mesa to refurbish the aircraft in accordance with refurbishment standards set forth in the agreement. Mesa is entitled to additional consideration of $30,000 to $90,000 per aircraft if refurbishment is accomplished by certain dates.

         The aggregate consideration received in the sale was determined through arm's length negotiations between representatives of Mesa and Raytheon. To the knowledge of Mesa, no affiliate, director or officer of Mesa had any material relationship with Raytheon prior to the sale.
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SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MESA AIR GROUP, INC.


                                    By:  /s/ Robert B. Stone
                                         ---------------------------------
                                    Name:    Robert B. Stone
                                          --------------------------------
                                    Title: Chief Financial Officer
                                          --------------------------------


Dated:  October 16, 2000